UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 28, 2005
ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report relates to an immaterial change to the Company’s form of performance share agreement (the “Performance Share Agreement”) used in connection with the Company’s 2004 Omnibus Long-Term Incentive Plan.
Item 1.01. Entry into a Material Definitive Agreement
Form of Performance Share Agreement
On October 28, 2005, the Company’s Compensation, Nominating and Governance Committee (the “Committee”) revised the form of the Performance Share Agreement to clarify the Committee’s authority to determine whether the vesting thresholds, to be established from time to time by the Committee, have been met within the meaning of the applicable Treasury Regulation. The Performance Share Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.
Exhibit No.
10.1	Form of Performance Share Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL GOLD, INC.

By:	/s/ Karen Gross

Name:	Karen Gross
Title:	Vice President & Corporate Secretary
Dated: November 3, 2005

Exhibit Index
Exhibit No.
10.1	Form of Performance Share Agreement.